UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

INTEGRATED SILICON SOLUTION, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

RILEY INVESTMENT MANAGEMENT LLC

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER

THAN THE REGISTRANT)

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NEWS RELEASE

For More Information:

Bryant Riley

Managing Member

Riley Investment Management LLC

11100 Santa Monica Blvd., Suite 810

Los Angeles, CA 90025

br@rileyim.com

310-966-1445

FOR IMMEDIATE RELEASE:

-----------------------------------------------

INDEPENDENT SHAREHOLDER CALLS FOR NEW BOARD OF DIRECTORS
OF INTEGRATED SILICON SOLUTION, INC.

Los Angeles, Calif. – August 15, 2006 – SACC Partners LP, along with Bryant Riley, B. Riley & Co., Inc. and its affiliates, called for a special stockholder meeting to elect three new directors to the board of directors of Integrated Silicon Solution, Inc. and to reduce the size of the board to five. The three nominees to the board are: Robert D’Agostino, President of Q-Mation, Melvin L. Keating, President and CEO of Alliance Semiconductor, and Mr. Bryant Riley, Managing Member of Riley Investment Management LLC and Chairman of B. Riley & Co. The two executive officers of Integrated Silicon Solution would remain on the board.

Bryant Riley, Managing Member of Riley Investment Management LLC said: “We are taking this action because we are concerned about the Board’s failure to return value to stockholders through a stock purchase or a dividend, the inconsistency in operating results, and our dissatisfaction with option and other compensation issues. We believe the company has competent operating managers who need a new sense of direction. We plan to file our proxy statement shortly. It is our hope that ISSI’s board responds to stockholder concerns.”

INVESTOR NOTICES

Riley Investment Management LLC ("RIM") will file a proxy statement regarding the election of directors of Integrated Silicon Solution, Inc. (the "Company") at the Company's special meeting of stockholders, which has been requested by RIM and certain of its affiliates. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT AND RELATED MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND NOMINEES FOR THE ELECTION OF DIRECTORS. A proxy statement will be sent to stockholders of the Company seeking their approval to remove existing directors, amend the bylaws, and elect a slate of directors nominated by RIM and its affiliates. Investors and stockholders may obtain a free copy of the definitive proxy statement (when available) and other related materials filed by RIM with the SEC at the SEC's website at www.sec.gov.

The following may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company's stockholders in connection with the upcoming election of the Company's Board of Directors: RIM; the officers and management of RIM; the individuals nominated by RIM affiliates for director, namely Bryant R. Riley, Melvin L. Keating and Bob D'Agostino; and the following affiliates of Mr. Riley and RIM, which also beneficially own shares of the Company: SACC Partners LP, B Riley & Co., Inc and B. Riley & Co. Retirement Trust. Information regarding the participants and the interests of RIM, Mr. Riley and its affiliates which also own shares of the Company may be found in filings by Mr. Riley and RIM with the SEC on Schedule 13D, as amended, which includes a copy of the letter requesting a special stockholder meeting and provides detailed information about the participants.